Exhibit 99.1

Enbridge announces closing of Sustainability Linked Bond Financing

CALGARY, AB, June 28, 2021 – Enbridge Inc. (TSX: ENB) (NYSE: ENB) (Enbridge or the Company) announced the closing of its inaugural Sustainability Linked Bond (“SLB”). As part of a larger US$1.5 billion financing, the Company issued a US$1 billion 12-year term senior note which is consistent with our recently published SLB Framework, incorporating emissions and inclusion goals into the financing terms. The SLB carries a coupon of 2.5%. Enbridge also closed a 30-year US$500 million term senior note issuance with a coupon of 3.4%.

The proceeds from the issuance will be used to repay existing indebtedness, partially fund capital projects and, if applicable, for other general corporate purposes.

Forward-Looking Information

Forward-looking information, or forward-looking statements, have been included in this news release to provide information about Enbridge Inc. ("Enbridge" or the "Company") and its subsidiaries and affiliates, including management's assessment of Enbridge and its subsidiaries' future plans and operations. This information may not be appropriate for other purposes. Forward-looking statements are typically identified by words such as ''anticipate'', ''expect'', ''project'', ''estimate'', ''forecast'', ''plan'', ''intend'', ''target'', ''believe'', "likely", “will” and similar words suggesting future outcomes or statements regarding an outlook. Forward-looking information or statements in this news release include statements with respect to the strength of the Company’s assets and the resiliency of its cash flows and the expected use of proceeds of the financing.

Although Enbridge believes these forward-looking statements are reasonable based on the information available on the date such statements are made and processes used to prepare the information, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking statements. By their nature, these statements involve a variety of assumptions, known and unknown risks and uncertainties and other factors, which may cause actual results, levels of activity and achievements to differ materially from those expressed or implied by such statements. Assumptions regarding the expected supply of and demand for crude oil, natural gas, NGL and renewable energy, and the prices of these commodities, are material to and underlie all forward-looking statements, as they may impact current and future levels of demand for the Company's services. Similarly,  energy transition, including the drivers and pace thereof, the COVID-19 pandemic, exchange rates, inflation and interest rates impact the economies and business environments in which the Company operates and may impact levels of demand for the Company's services and cost of inputs, and are therefore inherent in all forward-looking statements. Due to the interdependencies and correlation of these macroeconomic factors, the impact of any one assumption on a forward-looking statement cannot be determined with certainty.

Enbridge's forward-looking statements are subject to risks and uncertainties, including, but not limited to those risks and uncertainties discussed in this news release and in the Company's other filings with Canadian and United States securities regulators. The impact of any one risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent and Enbridge's future course of action depends on management's assessment of all information available at the relevant time. Except to the extent required by applicable law, Enbridge assumes no obligation to publicly update or revise any forward-looking statements made in this news release or otherwise, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements, whether written or oral, attributable to Enbridge or persons acting on the Company's behalf, are expressly qualified in their entirety by these cautionary statements.

This news release does not constitute or form part of, and should not be construed as, an offer to purchase or an invitation to sell securities of Enbridge, or the solicitation of an offer to purchase securities of Enbridge, and nothing contained herein shall form the basis of or be relied on in connection with any contract or commitment.

About Enbridge Inc.

Enbridge Inc. is a leading North American energy infrastructure company. We safely and reliably deliver the energy people need and want to fuel quality of life. Our core businesses include Liquids Pipelines, which transports approximately 25 percent of the crude oil produced in North America; Gas Transmission and Midstream, which transports approximately 20 percent of the natural gas consumed in the U.S.; Gas Distribution and Storage, which serves approximately 3.8 million retail customers in Ontario and Quebec; and Renewable Power Generation, which generates approximately 1,763 MW of net renewable power in North America and Europe. The Company's common shares trade on the Toronto and New York stock exchanges under the symbol ENB. For more information, visit www.enbridge.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media

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Email: media@enbridge.com

Investment Community

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Email: investor.relations@enbridge.com

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